KRAMER LEVIN NAFTALIS & FRANKEL LLP
                                919 THIRD AVENUE
                           NEW YORK, N.Y. 10022 - 3852


TEL (212) 715-9100                                             47, Avenue Hoche
FAX (212) 715-8000                                                75008 Paris
                                                                    France

                                  July 29, 2002





The Bear Stearns Funds
575 Lexington Avenue
New York, New York  10022

         Re:      The Bear Stearns Funds
                  Registration No. 33-84842
                  Post-Effective Amendment
                  to Registration Statement on Form N-1A
                  --------------------------------------

Gentlemen:

            We consent to the reference to our Firm as counsel in Post-Effective Amendment No. 31 to the Registration Statement on Form N-1A.



                                Very truly yours,


                                /s/ Kramer Levin Naftalis & Frankel LLP